Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Computer Systems Reports First Quarter Revenues of $49.2 Million

Operating Cash Flow of $4.0 Million

GAAP Losses per Share of $0.15

Non-GAAP Earnings per Share of $0.09

CHELMSFORD, Mass. – October 24, 2007 – Mercury Computer Systems, Inc. (NASDAQ: MRCY) reported results for its first quarter of fiscal 2008, ended September 30, 2007.

First quarter revenues were $49.2 million, roughly flat with the prior year’s first quarter. Cash flows from operating activities were a net inflow of $4.0 million in the first quarter. Cash, cash equivalents, and marketable securities as of September 30, 2007 were $158.6 million.

First quarter GAAP operating losses were $3.3 million. First quarter GAAP net losses were $3.3 million. GAAP diluted losses per share were $0.15 for the first quarter. GAAP net losses include $4.5 million in charges, consisting of $2.7 million in stock-based compensation costs and $1.8 million in amortization of acquired intangible assets. Excluding the impact of these charges, first quarter non-GAAP operating income was $1.3 million. First quarter non-GAAP net income was $2.0 million. Non-GAAP diluted earnings per share were $0.09 for the first quarter.

“The results for the first quarter are very encouraging,” said Jay Bertelli, President and Chief Executive Officer of Mercury Computer Systems, Inc. “They demonstrate that the operational effectiveness initiatives we began implementing several quarters ago in conjunction with the restructuring of the organization, cost reduction initiatives and personnel changes are beginning to show the desired results.”

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Mr. Bertelli continued: “The positive book-to-bill is also very encouraging, with indications that the acquisition strategy we executed on a few years ago is beginning to produce results, moving us into new markets with new products.”

Backlog

The Company’s total backlog at the end of the first quarter was $84.2 million, a $5.6 million sequential increase from the fourth quarter of last fiscal year, and a $12.6 million decline from the same quarter last year. Of the current total backlog, $63.4 million represents shipments scheduled over the next 12 months. The book-to-bill ratio was 1.11 for the quarter.

Revenues by Operating Unit

Effective July 1, 2007, the Company restructured operations to achieve greater efficiencies and productivity. For fiscal 2008, the Company is organized into four operating units as follows:

Advanced Computing Solutions (ACS)—The former Defense business, Advanced Solutions business, Modular Products and Services, and elements of Commercial Imaging and Visualization were consolidated into ACS to focus on specialized, high-performance computing solutions. Key market segments will remain aerospace and defense, semiconductor, telecommunications, and life sciences imaging. Revenues for the quarter from ACS were $42.2 million, representing 86% of the Company’s total revenues. Approximately 67% of ACS’s revenue related to defense. For the total Company, approximately 57% of the Company’s first quarter revenue related to defense compared to 45% in the same quarter last year.

Visage Imaging (Visage)—Visage Imaging is focused on the development and distribution of visualization and PACS (picture archive and communications system) solutions, as well as other three-dimensional (3D) software solutions for the life sciences market. Revenues for the quarter from Visage were $3.9 million, roughly flat with the same quarter last year.

Visualization Sciences Group (VSG)—VSG is focused on the development and distribution of software developer toolkits and application software for geosciences, engineering and

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manufacturing, material sciences, and other industrial and scientific domains. Revenues for the quarter from VSG were $2.6 million.

Emerging Businesses—Mercury’s emerging businesses are focused on cultivating new opportunities that benefit from Mercury’s capabilities across markets. Current areas of focus include high-performance computing and visualization in biotech and aircraft navigation. Revenues for the quarter from these businesses were $0.5 million.

Business Outlook

This section presents our current expectations and estimates, given current visibility, on our business outlook. It is possible that actual performance will differ materially from the estimates given – either on the upside or on the downside. Investors should consider all of the risks, including those listed in the Safe Harbor Statement below, with respect to these estimates, and make themselves aware of the risk factors that may impact the Company’s actual performance.

For the full year, the Company continues to expect revenues to approximate $225 million, with acceleration in the second half of the year.

The Company currently expects fiscal year 2008 GAAP losses per share to approximate $0.54, an improvement from the previously guided loss of $0.63. The improvement is attributable to a stronger gross margin, resulting from a more favorable product mix and lower excess and obsolete inventory reserve expense. The lower inventory expense is the result of improvements in supply chain processes. Excluding the impact of stock-based compensation costs and amortization of acquired intangible assets, fiscal year 2008 non-GAAP earnings per share are currently expected to approximate $0.33, an increase from the previously guided earnings of $0.17.

For the second quarter of fiscal year 2008, revenues are currently expected to approximate $51 million. The Company currently expects second quarter fiscal 2008 GAAP losses per share to approximate $0.37. Excluding the impact of stock-based compensation costs and amortization of

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acquired intangible assets, second quarter fiscal year 2008 non-GAAP losses per share are currently expected to approximate $0.05.

Recent Highlights

August – Mercury announced the release of its MultiCore Plus™ Software Development Kit for the Sony PLAYSTATION®3 (PS3) game console. The Base Package enables application developers to unleash the power of the PS3 for low-cost, high-speed computing in real-world applications. Using Mercury’s proven development environment, developers in research labs, universities, gaming, financial services, oil & gas, electronic data automation, video compression, biotech, and other areas can explore the highest performing potential of Cell BE processor-based computing using PS3 devices.

August – Mercury announced that it was selected by the Remote Sensing Applications Center of the U.S.D.A. Forest Service to support two wildfire monitoring and forest mapping projects in 2007 with the VistaNav™-SSR Unmanned Aircraft System (UAS). The VistaNav-SSR (Smart Surveillance and Reconnaissance) system is a complete, high-performance UAS that includes a ground control station integrated with 3D Synthetic Vision and a small unmanned aerial vehicle (UAV). Unmanned aircraft systems can fly long missions, survey wildfire sites at low altitude, and transmit critical data to enable more informed decisions more quickly. Together with Mercury, the Forest Service will employ the VistaNav-SSR UAS to help in providing precise imagery and actionable intelligence to Incident Command Teams leading to significantly safer tactics in fighting wildfires.

August – Mercury announced the formation of Visage Imaging™, its wholly owned subsidiary for the life sciences and medical businesses. As an independent operating entity, Visage Imaging will be more effectively positioned to deliver Mercury’s distinct expertise in advanced visualization, and its expanding portfolio of imaging and visualization products and services, to a growing roster of international OEM and clinical partners.

September – Mercury announced availability and pending shipment of its newest Serial RapidIO-based AMC (Advanced Mezzanine Card) to a customer in the telecom equipment

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market. The Ensemble® MPC-102 is a high-performance AMC module that combines dual-core processing power, flexible I/O, and a choice of RapidIO or PCI Express® connectivity for AdvancedTCA and MicroTCA® platforms. These platforms are ideally suited for numerous applications that include telecom, radar, sonar, and image inspection. The architecture flexibility and strong development support have resulted in major telecom equipment manufacturers around the world employing Ensemble platforms to trial and demonstrate LTE, HSPA, PHS and other wireless standards. The addition of the MPC-102 increases the processing density of Ensemble platforms and supports the development of high-end MicroTCA systems.

September – Mercury announced it was selected by BAE Systems to provide a Synthetic Vision display for a rotorcraft brownout landing system. This contract award follows one from BAE Systems Australia, announced in March 2007, also for a brownout landing system. Rotorcraft brownouts are intense, blinding dust clouds that result from helicopter take-off and landings on dry, dusty terrain. Mercury’s Synthetic Vision will generate a computerized 3D terrain map drawn from databases and sensor readings, allowing pilots to “see” the surrounding terrain and obstacles whether or not they have visibility outside their window.

Conference Call Information

Mercury will host a conference call Wednesday, October 24, 2007 at 5:00 p.m. EDT to discuss the first quarter 2008 results and review the financial and business outlook for the remainder of the year.

To listen to the conference call, dial (888) 713-3590 in the USA and Canada, and for international, dial (913) 981-5543. The conference code number is 2924334. Please call five to ten minutes prior to the scheduled start time. This call will also be broadcast live over the web at www.mc.com/investor under Financial Events.

A replay of the call by telephone will be available from approximately 8:00 p.m. EDT on Wednesday, October 24 through midnight EDT on Friday, November 2. To access the replay, dial (888) 203-1112 in the USA and Canada, and for international, dial (719) 457-0820. Enter

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access code 2924334. A replay of the webcast of the call will be available for an extended period of time on the Financial Events page of the Company’s website at www.mc.com/investor.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP financial measures adjusted to exclude certain non-cash and other specified charges, which the Company believes are useful to help investors better understand its past financial performance and prospects for the future. However, the presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with their corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2008 business performance and beyond. You can identify these statements by our use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, continued funding of defense programs, the timing of such funding, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, and difficulties in retaining key customers. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s recent filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2007. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Mercury Computer Systems, Inc. – Where Challenges Drive Innovation

Mercury Computer Systems is the leading provider of computing systems and software for data-intensive applications that include image processing, signal processing, and visualization. With a strong commitment to innovation, our expertise in algorithm optimization, systems development, and silicon design is blended with software application knowledge and industry-standard technologies to solve unique computing challenges. We work closely with our customers to

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architect solutions that have a meaningful impact on everyday life: detecting aneurysms; designing safer, more fuel-efficient aircraft; identifying security threats; discovering oil; developing new drugs; and visualizing virtually every aspect of scientific investigation.

Mercury’s comprehensive, purpose-built solutions capture, process, and present data for the world’s largest medical imaging companies, 8 of the 10 top defense prime contractors, and other leading Fortune 500 and mid-market companies in semiconductor, energy, telecommunications, and other industries. Our dedication to performance excellence and collaborative innovation continues a 24-year history in enabling customers to stay at the forefront of the markets they serve.

Mercury is based in Chelmsford, Massachusetts and serves customers worldwide through a broad network of direct sales offices, subsidiaries, and distributors. We are listed on the Nasdaq National Market (NASDAQ: MRCY). Visit Mercury at www.mc.com.

# # #

Contact:

Robert Hult, SVP, Chief Financial Officer

978-967-1990 / rhult@mc.com

Cell Broadband Engine is a trademark, and PLAYSTATION is a registered trademark of Sony Computer Entertainment Inc. MultiCore Plus, Visage Imaging, and VistaNav are trademarks, and Ensemble is a registered trademark of Mercury Computer Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2007	June 30, 2007
Assets
Current assets:
Cash and cash equivalents	$51,245	$51,293
Marketable securities	89,908	72,482
Accounts receivable, net	34,248	36,203
Inventory	23,640	22,410
Deferred tax assets, net	1,084	1,637
Prepaid expenses and other current assets	6,286	9,726

Total current assets	206,411	193,751

Marketable securities	17,397	33,350
Property and equipment, net	13,408	14,764
Goodwill	96,530	94,622
Acquired intangible assets, net	12,939	14,526
Deferred tax assets, net	2,215	2,085
Other non-current assets	7,069	7,167

Total assets	$355,969	$360,265

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,949	$14,659
Accrued expenses	9,008	14,221
Accrued compensation	10,734	9,403
Notes payable and current capital lease obligation	135	140
Income taxes payable	2,729	1,273
Deferred revenues and customer advances	14,858	13,375

Total current liabilities	47,413	53,071

Notes payable and non-current capital lease obligation	125,059	125,083
Accrued compensation	1,983	1,918
Deferred tax liabilities	55	392
Deferred gain on sale-leaseback	9,895	10,184
Other long-term liabilities	1,044	960

Total liabilities	185,449	191,608

Shareholders’ equity:
Common stock	216	214
Additional paid-in capital	92,155	89,332
Retained earnings	72,680	75,988
Accumulated other comprehensive income	5,469	3,123

Total shareholders’ equity	170,520	168,657

Total liabilities and shareholders’ equity	$355,969	$360,265

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended September 30,
	2007	2006
Net revenues	$49,181	$48,947
Cost of revenues (1)	17,700	21,947

Gross profit	31,481	27,000

Operating expenses:
Selling, general and administrative (1)	19,178	20,684
Research and development (1)	13,705	14,453
Amortization of acquired intangible assets	1,801	1,773
In-process research and development	—	3,060
Impairment of long-lived assets (2)	—	79
Restructuring	55	689

Total operating expenses	34,739	40,738

Loss from operations	(3,258)	(13,738)

Interest income	2,108	1,798
Interest expense	(845)	(954)
Other income (expense), net	303	17

Loss before income taxes	(1,692)	(12,877)

Income tax provision (benefit)	1,616	(1,224)

Net loss	$(3,308)	$(11,653)

Net loss per share:
Basic	$(0.15)	$(0.55)

Diluted	$(0.15)	$(0.55)

Weighted average shares outstanding:
Basic	21,474	21,126

Diluted	21,474	21,126

(1) Includes stock-based compensation expense, which was allocated as follows:

Cost of revenues	$99	$(71)
Selling, general and administrative	$1,912	$1,756
Research and development	$648	$538

(2) Impairment of long-lived assets consists of:

Impairment of non-compete agreement	$—	$79

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three months ended September 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(3,308)	$(11,653)
Depreciation and amortization	3,987	4,406
In-process research and development	—	3,060
Other and non-cash items, net	2,438	1,469
Changes in operating assets and liabilities	845	(2,719)

Net cash provided by (used in) operating activities	3,962	(5,437)

Cash flows from investing activities:
(Purchases) sales of marketable securities, net	(1,364)	6,265
Purchases of property and equipment, net	(766)	(2,531)
Acquisitions, net of cash acquired, and acquired intangible assets	(2,400)	(1,497)

Net cash (used in) provided by investing activities	(4,530)	2,237

Cash flows from financing activities:
Proceeds from employee stock option and purchase plans	445	472
Repurchases of common stock	(278)	(19)
Payments of principal under notes payable and capital leases, net	(30)	(846)
Gross tax windfall from stock-based compensation	223	21

Net cash provided by (used in) financing activities	360	(372)

Effect of exchange rate changes on cash and cash equivalents	160	(71)

Net decrease in cash and cash equivalents	(48)	(3,643)

Cash and cash equivalents at beginning of period	51,293	22,983

Cash and cash equivalents at end of period	$51,245	$19,340

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

The Company provides non-GAAP operating income (losses), non-GAAP net income (losses), and non-GAAP basic and diluted earnings (losses) per share as supplemental measures to GAAP regarding the Company’s operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards. In accordance with SFAS No. 123R, stock-based compensation expense is calculated as of the grant date of each stock-based award, and generally cannot be changed or influenced by management after the grant date. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent with periods prior to the Company’s adoption of SFAS No. 123R, and allows comparisons of the Company’s operating results to those of other companies, both public, private or foreign, that either are not required to adopt SFAS No. 123R, or disclose non-GAAP financial measures that exclude stock-based compensation.

Amortization of acquired intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly-acquired and long-held businesses.

In-process research and development. The Company incurs in-process research and development expenses when technological feasibility for acquired technology has not been established at the acquisition date and no future alternative use for such technology exists. These costs do not relate to the Company’s ongoing operations and generally cannot be changed or influenced by management at the time of or after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly-acquired and long-held businesses.

Impairment of acquired intangible assets in business combinations. The Company incurs impairment charges of acquired intangible assets in business combinations, such as a non-compete agreement, based on events that may or may not be within the control of management. Management believes this item is outside the normal operations of the Company’s business and is not indicative of ongoing operating results, and that exclusion of this expense allows comparisons of operating results that are consistent across past, present and future periods.

Restructuring. The Company incurs restructuring charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities. Management believes this item is outside the normal operations of the Company’s business and is not indicative of ongoing operating results, and that exclusion of this expense allows comparisons of operating results that are consistent across past, present and future periods.

Adjustments for related tax impact. Finally, for purposes of calculating non-GAAP net income (losses) and non-GAAP basic and diluted earnings (losses) per share, management adjusts the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on the Company’s income tax provision (benefit).

Management excludes the above-described expenses and their related tax impact from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the non-GAAP financial adjustments described above, and investors should not infer from the Company’s presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

The following tables reconcile the non-GAAP financial measures to their most directly comparable GAAP financial measures.

(in thousands, except per share data)

	Three months ended September 30,
	2007	2006
Loss from operations	$(3,258)	$(13,738)
Stock-based compensation	2,659	2,223
Amortization of acquired intangible assets	1,801	1,773
In-process research and development	—	3,060
Impairment of non-compete agreement	—	79
Restructuring	55	689

Non-GAAP income (loss) from operations	$1,257	$(5,914)

	Three months ended September 30,
	2007	2006
Net loss	$(3,308)	$(11,653)
Stock-based compensation	2,659	2,223
Amortization of acquired intangible assets	1,801	1,773
In-process research and development	—	3,060
Impairment of non-compete agreement	—	79
Restructuring	55	689
Tax impact of excluding the above items	769	292

Non-GAAP net income (loss)	$1,976	$(3,537)

Non-GAAP net income (loss) per share:
Basic	$0.09	$(0.17)

Diluted	$0.09	$(0.17)

Non-GAAP weighted average shares outstanding:
Basic	21,474	21,126

Diluted (1)	21,763	21,126

(1)	When calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Assuming a 30% tax rate, dilution occurs when net income is $3.0 million per quarter. Accordingly, for non-GAAP net income (loss) per share for the three months ended September 30, 2007 and September 30, 2006, diluted shares exclude the conversion of the convertible debt as the effect would be anti-dilutive.

MERCURY COMPUTER SYSTEMS, INC.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE

Year ending June 30, 2008

(Loss) Income Per Share - Diluted
GAAP expectation	$(0.54)
Adjustment to exclude stock-based compensation	0.52
Adjustment to exclude amortization of acquired intangible assets	0.33
Adjustment for tax impact	0.02

Non-GAAP expectation	$0.33
RECONCILIATION OF FORWARD-LOOKING GUIDANCE Quarter ending December 31, 2007
Loss Per Share - Diluted
GAAP expectation	$(0.37)
Adjustment to exclude stock-based compensation	0.14
Adjustment to exclude amortization of acquired intangible assets	0.08
Adjustment for tax impact	0.10

Non-GAAP expectation	$(0.05)